DATED 28th February 2013

(1)	Longford Estates Limited (in Administration)

(2)	Matthew James Cowlishaw and Richard Michael Hawes as Joint Administrators

(3)	Pascall Electronics Limited

Contract for the Sale of freehold land

by an Administrator

-relating to-

Land and Buildings on the East side of Brading

Road, Ryde, Isle of Wight

City Gate East
Tollhouse Hill
Nottingham
NG1 5FS

DX 15491 Nottingham – 2

t: +44 (0)115 983 8200
f: +44 (0)115 983 8201

www.gatclcyuk.com

Contents

1	Definitions	3

2	Interpretation	5

3	Sale and purchase	6

4	Incorporation of conditions and documents	6

5	Risk and insurance	6

6	Deposit	7

7	Deducing title	7

8	Possession	8

9	Title guarantee	8

10	Matters affecting the Property	8

11	Transfer	9

12	VAT	10

13	Completion	10

14	Apportionment of licence fee under the Licence	10

15	Buyer’s Acknowledgement of Condition	11

16	Entire agreement	13

17	Merger on completion	13

18	Joint and several liability	13

19	Notices	13

20	Money Laundering Regulations	14

21	Rights of third parties	15

22	Governing law and jurisdiction	15

23	Administration	15

24	Exclusion of Administrator’s Personal Liability and Warranties	15

SCHEDULE 1		17

THIS CONTRACT is dated the 28th day of February 2013

BETWEEN:

(1)	LONGFORD ESTATES LIMITED (IN ADMINISTRATION) (company no. 01347117) whose registered office is at c/o Deloitte LLP, 5 Caliaghan Square, Cardiff CF10 5BT acting by the Administrators (the “Seller”)

(2)	MATTHEW JAMES COWLISHAW of Deloitte LLP, Four Brindleyplace, Birmingham B1 2HZ and RICHARD MICHAEL HAWES of Deloitte LLP, 5 Caliaghan Square, Cardiff CF10 5BT (the “Administrators”); and

(3)	PASCALL ELECTRONICS LIMITED whose registered office is at Xel Works, Brunswick Road, Cobbs Wood, Ashford, KentTN23 1EH (the “Buyer”)

AGREED TERMS

1.	Definitions

1.1	In this Contract and in the Schedules hereto the following expressions shall unless the context otherwise requires have the following meanings:

“Actual Completion”	completion of the sale and purchase of the Property, whether or not it takes place on the Completion Date (referred to in the Conditions as “the date of actual completion”);

“Bank”	Bank of Scotland Plc;

“Buyers’s Solicitor”	Buckles Solicitors LLP of Grant House, 101 Bourges Boulevard, Peterborough PE1 1NG (Ref: M Rabbett);

“Charge”	the charge appearing at entry number 3 and 4 of the charges register of title number IW44925 as at 21 January 2013 15:00:38;

“Completion Date”	[28/02/] 2013;

“Contract Rate”	4% per annum above the base lending rate from time to time of Bank of Scotland Plc;

“Dangerous Substances”	any natural or artificial substance (whether in solid or liquid form as well as in the form of a gas or vapour and whether alone or in combination with any other substance) capable of causing harm or which may be harmful to man or any other living organism supported by the environment or damaging the environment or public health;

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“Deposit”	£180,000.00 (exclusive of VAT)

“Environmental Contamination”	any release, leakage, discharge, deposit, emission, spillage or other escape of Dangerous Substances into the atmosphere, water or on to land occurring or having occurred (in any case) on or from the Property and any buildings, plant and equipment situated in or on the Property;

“Environmental Law”	all laws, regulations, codes of practice, circulars, guidance, notices and the like (whether statutory or at common law and whether civil or criminal and whether in the United Kingdom or elsewhere) concerning the prevention of pollution of land, water or the atmosphere, the protection of human health or the environment or the conditions of the work place or the generation, transportation, storage, treatment, disposal, release, discharge, spillage, entry, deposit, emission or other escape of Dangerous Substances or to noise, odour or other nuisances and the production, transportation, storage, treatment, recycling or disposal of waste;

“Lease”	the lease of the Property dated 26 May 1999 made between (1) Westridge Property Developments Ltd (2) the Buyer and (3) Intelek Plc and all supplemental deeds and documents (if any);

“Part 1 Conditions”	the conditions in Part 1 of the Standard Commercial Property Conditions (Second Edition) and Condition means any one of them;

“Part 2 Conditions”	the conditions in Part 2 of the Standard Commercial Property Conditions (Second Edition) and Condition means any one of them;

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“Property”	the freehold property being Land and Building on the East side of Brading Road, Ryde, Isle of Wight and registered at the Land Registry with title absolute under title number IW44925;

“Purchase Price”	£1,800,000.00 (exclusive of VAT);

“Seller’s Solicitor”	Gateley LLP of City Gate East, Tollhouse Hill Nottingham NG1 5FS (Ref: EKD/051247.015);

“VAT”	value added tax chargeable under the VATA and any similar replacement and any additional replacement tax;

“VATA”	the Value Added Tax Act 1994 or any equivalent tax act;

“VAT Invoice”	an invoice complying with the provisions of regulations 13 and 14 of the VAT Regulations 1995.

2.	Interpretation

2.1	The rules of interpretation in this clause apply in this Contract.

2.2	A person includes a corporate or unincorporated body and vice versa.

2.3	Words importing one gender shall be construed as importing any other gender.

2.4	Words importing the singular shall be construed as importing the plural and vice versa.

2.5	Unless otherwise specified, a reference to a particular law is a reference to it as it is in force for the time being, taking account of any amendment, extension, application or re-enactment and includes any subordinate legislation for the time being in force made under it.

2.6	A reference to laws in general is to all local, national and directly applicable supranational laws in force for the time being, taking account of any amendment, extension, application or re-enactment and includes any subordinate laws for the time being in force made under them and all orders, notices, codes of practice and guidance made under them.

2.7	Writing or written includes faxes but not e-mail unless otherwise specified in this Contract.

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2.8	Where a party is placed under a restriction in this Contract, the restriction is to be deemed to include an obligation on that party not to permit infringement of the restriction.

2.9	Except where a contrary intention appears, a reference to a clause or Schedule is a reference to a clause of or Schedule to this Contract.

2.10	Any phrase using the terms including, include, in particular, or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms.

2.11	Clause and Schedule headings do not affect the interpretation of this Contract.

3.	Sale and Purchase

3.1	The Seller acting by the Administrators will sell and the Buyer will buy all the rights title and interest of the Seller in the Property for the Purchase Price on the terms of this Contract.

3.2	The Buyer cannot require the Seller to:

	3.2.1	transfer the Property or any part of it to any person other than the Buyer; or

	3.2.2	transfer the Property in more than one parcel or by more than one transfer; or

	3.2.3	apportion the Purchase Price between different parts of the Property.

4.	Incorporation of Conditions and Documents

4.1	The Part 1 Conditions are incorporated in this Contract so far as they:

	4.1.1	apply to a sale by private treaty;

	4.1.2	relate to freehold property;

	4.1.3	are not inconsistent with the other clauses in this Contract; and

	4.1.4	have not been modified or excluded by any of the other clauses in this Contract.

4.2	The Part 2 Conditions are not incorporated into this Contract.

4.3	Condition 1.1.4(a) does not apply to this Contract.

5.	Risk and Insurance

5.1	With effect from exchange of this Contract, the Property is at the Buyer’s risk and the Seller is under no obligation to the Buyer to insure the Property.

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5.2	No damage to or destruction of the Property nor any deterioration in its condition, however caused, will entitle the Buyer either to any reduction of the Purchase Price or to refuse to complete or to delay completion.

5.3	Conditions 7.1.2, 7.1.3 and 7.1.4(b) do not apply to this Contract.

6.	Deposit

6.1	On the date of this Contract, the Buyer will pay the Deposit to the Seller’s Solicitor as stakeholder on terms that on completion the Deposit is paid to the Seller with accrued interest.

6.2	The Deposit must be paid by direct credit or by a solicitor’s client account cheque drawn on a clearing bank.

6.3	Conditions 2.2.1 and 2.2.2 do not apply to this Contract.

6.4	The provisions of clause 6.5, clause 6.6, clause 6.7 and clause 6.8 (inclusive) will only apply if:

	6.4.1	the Deposit is less than 10% of the Purchase Price; or

	6.4.2	no Deposit is payable on the date of this Contract.

6.5	In this clause, the expression Deposit Balance means:

	6.5.1	(where the Deposit is less than 10% of the Purchase Price) the sum calculated by deducting the Deposit from 10% of the Purchase Price; or

	6.5.2	(where no Deposit is payable on the date of this Contract) a sum equal to 10% of the Purchase Price.

6.6	If Completion does not take place on the Completion Date due to the default of the Buyer, the Buyer will immediately pay by direct credit to the Seller’s Solicitor the Deposit Balance.

6.7	After the Deposit Balance has been paid pursuant to clause 6.6, it will be treated as forming part of the Deposit for all purposes of this Contract.

6.8	The provisions of clauses 6.5, 6.6, and 6.7 are without prejudice to any other rights or remedies of the Seller in relation to any delay in completion.

7.	Deducing Title

7.1	The title to the Property is registered at the Land Registry and in relation to such title the Seller has provided to the Buyer official copies of the items referred to in rules 134(1)(a) and (b) and 135 (1)(a) of the Land Registration Rules 2003 except charges or encumbrances registered or protected on the register which are to be discharged or overridden at or before completion.

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7.2	Title having been deduced prior to the date of this Contract the Buyer accepts the Seller’s title to the Property and shall be deemed to purchase with full knowledge of the title in all respects and shall not raise any requisitions or make any objection in relation to the title.

7.3	Conditions 6.1, 6.2, 6.3 and 6.4.2 do not apply to this Contract.

8.	Possession

8.1	The Property is sold subject to all wayleaves, licences, leases, agreements, other tenancies, rights of occupation and overriding interests (if any) affecting the Property including but not limited to the Lease.

8.2	Any chattels or fittings at the Property may be left there by the Administrators but on the basis that they do not form part of the sale and remain subject to any third party claims or rights which may relate to them.

9.	Title Guarantee

9.1	The Seller will transfer the Property with no title guarantee whether express or implied.

9.2	Condition 6.6.2 does not apply to this Contract.

10.	Matters Affecting the Property

10.1	The Property is sold subject to:

	10.1.1	any matters contained or referred to in the entries or records made in registers maintained by HM Land Registry as at 21 January 2013 15:00:38 under title number IW44925 other than the Charge referred to in entry numbers 3 and 4 of the Charges Register relating to the title to the Property;

	10.1.2	any matters discoverable by inspection of the Property before the date of this Contract;

	10.1.3	any matters which the Seller does not and could not reasonably know about even if discovered before completion;

	10.1.4	any matters, other than the Charge, disclosed or which would have been disclosed by the searches and enquiries which a prudent buyer would have made before entering into this Contract;

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	10.1.5	any rights of way, drainage, watercourses, light or other easements, or quasi or reputed easements and rights of adjoining landowners or occupiers affecting the Property and any liability to repair or covenants to repair roads, pavements, paths, ways, passages, sewers, drains, gutters, fences and other like matters, without obligation to the Seller to provide evidence of the creation of, or to define or apportion, the liability;

	10.1.6	public requirements;

	10.1.7	any matters which are, or (where the Property is not registered would be) unregistered interests which override first registration under Schedule 1 to the Land Registration Act 2002 and or unregistered interests which override registered dispositions under Schedule 3 to the Land Registration Act 2002;

	10.1.8	all local land charges whether registered or not before the date of this Contract and all matters capable of registration as local land charges whether or not actually so registered;

	10.1.9	all notices served and orders demands proposals or requirements made by any local public or other competent authority whether before or after the date of this Contract;

	10.1.10	all actual or proposed charges notices orders restrictions agreements conditions contraventions or other matters arising under any statute; and
	10.1.11	the Lease.

10.2	Conditions 3.1.1, 3.1.2, 3.1.3 and 3.3 do not apply to this Contract.

10.3	The Buyer is deemed to have full knowledge of the matters referred to in clause 10.1 and will not raise any enquiry, objection, requisition or claim in respect of any of them.

11.	Transfer

11.1	The transfer to the Buyer will be in the form set out in Schedule 1 to this Contract

11.2	The Buyer and the Seller will execute the transfer in top and counterpart.

11.3	If the Administrators so require, the Buyer is to accept without objection or requisition a transfer of the Property duly executed by the Bank in exercise of its power of sale as legal mortgagee pursuant to the Charge. The transfer is to be in the Land Registry standard TR2 with no title guarantee but including an indemnity from the Buyer in favour of the Seller, the Administrators and the Bank in respect of any breach of the matters subject to which the Property is sold. The Buyer acknowledges that the Seller and the Administrators will jointly satisfy their respective obligations under this Agreement if the Transfer of the Property is in this form.

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12.	VAT

12.1	Each amount stated to be payable by the Buyer to the Seller under or pursuant to this Contract is exclusive of VAT (if any).

12.2	If any VAT is chargeable on any supply made by the Seller under or pursuant to this Contract, the Buyer will on receipt of a valid VAT Invoice, pay the Seller an amount equal to that VAT as additional consideration.

13.	Completion

13.1	Completion will take place on the Completion Date.

13.2	Condition 1.1.3(b) is amended to read: “in the case of the seller, even though a mortgage remains secured on the property, if the amount to be paid on completion enables the property to be transferred freed of all mortgages, (except those to which the sale is expressly subject) or if the seller produces reasonable evidence that this is the case.”

14.	Apportionment of licence fee under the Lease

14.1	In this clause the following definitions apply:

	“Rent”	the annual rent as reserved by the Lease.

	“Rent Payment Day”	a day under the Lease for payment of the Rent or an installment of the Rent.

14.2	The Rent will be apportioned so that on completion the Seller will pay or allow the Buyer:

Ax B
365

where

A is the Rent at the rate payable at the day of Completion; and

B is the number of days from and including the day of completion to but excluding the next Rent Payment Day.

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15.	Buyer’s Acknowledgement of Condition

15.1	The Buyer acknowledges that:

	15.1.1	The Seller has specifically told the Buyer that the Buyer must rely absolutely on the Buyer’s own opinion and professional advice concerning the quality, state and condition of the Property and of any Environmental Contamination affecting or potentially affecting the Property;

	15.1.2	the Property may have been affected by Dangerous Substances as a consequence of current and/or former uses of the Property;

	15.1.3	the Buyer has been afforded the opportunity of carrying out any survey, inspection or investigations that it would wish to conduct and is aware that the Seller gives no warranty as to the state and condition of the Property or its suitability for any current and/or future use;

	15.1.4	the Seller has provided all the necessary information and access to the Property to enable the Buyer to assess the presence of any Environmental Contamination or any pollutant or Dangerous Substances on the Property or which may have migrated from the Property to neighbouring land or from any neighbouring land to the Property and the Buyer has taken into account this risk and the physical state and condition of the Property and any Environmental Contamination at the date of this Contract when agreeing the Price;

	15.1.5	the Buyer is aware of the nature and broad measure of any and all matters which may have the result that the Property is designated as contaminated land within the meaning of Part II A of the Environmental Protection Act 1990.

15.2	The Buyer agrees:

	15.2.1	that any obligation to carry out remedial work on the soil and in any ground water under or around the Property or to any adjoining land to which any Environmental Contamination may have spread from the Property (other than property retained by the Seller if any) is transferred to the Buyer to the complete exoneration of the Seller;

	15.2.2	not to submit any claims related in any way to the state and condition of the Property (including ground water) against the Seller and/or its officers, directors, employees and agents; and

	15.2.3	that no insurance cover is provided to the Buyer under any of the Seller’s insurance policies and that any such policies shall be deemed terminated, commuted and cancelled ab initio and no claim shall derive from them in respect of any event whether occurring before or after the date of this Contract.

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15.3	The Buyer shall indemnify and keep the Seller and Administrators indemnified against all actions, proceedings, claims, demands, losses, costs, expenses, damages and liabilities whatsoever arising from any one or more of the following:

	15.3.1	claims by third parties in respect of Environmental Contamination or any damage to the environment or to persons or property arising from pollution of the environment or from the generation, transportation, storage, treatment or disposal of Dangerous Substances as a result of the use or occupation of the Property;

	15.3.2	the removal or making safe of any Dangerous Substances where such removal or making safe is required to be done to comply with Environmental Law;

	15.3.3	the clearing up of the Property or the removal from the Property of any contaminated land or contaminating substance (as defined by any Environmental Law) and otherwise cleaning, removing or making safe and harmless any Environmental Contamination or disposal of Dangerous Substances which removal or making safe is required to be done to comply with Environmental Law;

	15.3.4	the maintenance cost of keeping any Dangerous Substances which have been made safe or secured pursuant to obligations imposed on the Seller under any Environmental Law or under any condition in any environmental licence held by the Seller at the date of this Contract;

	15.3.5	obligations imposed on the Buyer or its successors in title and assigns by the enactment or introduction of any laws or regulations after the date of this Contract which, if enacted before the date of this Contract, would have fallen within the definition of Environmental Law;

	15.3.6	any Environmental Contamination caused by or arising from the carrying out of any operations, development or other works on the Property by the Buyer or its successors in title or assigns;

	15.3.7	any contamination of the Property whenever it shall be discovered or may have been caused and any Environmental Liabilities relating to or arising in respect of the Property or its use or occupation.

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15.4	The Seller and the Buyer agree that this clause 15 also constitutes a liability agreement for the purpose of paragraph D.38 of the DEFRA Circular 01/2006 under Part II A of the Environmental Protection Act 1990 and that it can be produced by any party to this Contract to an enforcing authority in any action, claim or investigation under that Act.

15.5	The Seller and the Buyer agree that this clause 15 will be set out in the transfer between the parties.

16.	Entire Agreement

16.1	This Contract and the documents annexed to it constitute the entire agreement and understanding of the parties and supersede any previous agreement between them relating to the subject matter of this Contract.

16.2	The Buyer acknowledges and agrees that in entering into this Contract, it does not rely on and shall have no remedy in respect of any statement, representation, warranty, collateral agreement or other assurance (whether made negligently or innocently) of any person (whether party to this Contract or not) other than as expressly set out in this Contract or the documents annexed to it. Nothing in this clause shall, however, operate to limit or exclude any liability for fraud.

16.3	Condition 9.1.1 does not apply to this Contract.

16.4	This Contract may be signed in any number of duplicate parts all of which taken together will on exchange constitute one contract.

17	Merger on Completion

The provisions of this Contract shall not merge on completion of the transfer so far as they remain to be performed

18.	Joint and Several Liability

Where the Buyer is more than one person, the Seller may release or compromise the liability of any of those persons under this Contract or grant time or other indulgence without affecting the liability of any other of them.

19.	Notices

19.1	Any notice given under this Contract must be in writing.

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19.2	Any notice or document to be given or delivered under this Contract must be given by delivering it personally or sending it by pre-paid first class post or recorded delivery to the address and for the attention of the relevant party as follows:

	19.2.1	to the Seller at:

Gateley LLP, City Gate East, Tollhouse Hill, Nottingham, NG1 5FS marked for the attention of: EKD/051247.015

	19.2.2	to the Buyer at:

the Buyer’s solicitor

19.3	A copy of any such notice or document must be sent to the relevant party’s solicitor at the same time as such notice or document is given to that party but sending of such copy will not constitute service of notice.

19.4	Any such notice or document will be deemed to have been received:

	19.4.1	if delivered personally, at the time of delivery provided that if delivery occurs before 9.00 am on a working day, the notice will be deemed to have been received at 9.00 am on that day, and if delivery occurs after 5.00 pm on a working day, or on a day which is not a working day, the notice will be deemed to have been received at 9.00 am on the next working day.

	19.4.2	in the case of pre-paid first class or recorded delivery post at 9.00 am on the second working day after posting;

19.5	In proving delivery, it will be sufficient to prove that delivery was made or that the envelope containing the notice or document was properly addressed and posted as a prepaid first class, or recorded delivery letter or registered letter as the case may be.

19.6	A notice or document delivered under this Contract will not be validly given or delivered if sent by fax or e-mail.

19.7	Condition 1.3 does not apply to this Contract.

20.	Money Laundering Regulations

20.1	The Seller and the Seller’s Solicitors are not obliged to accept a payment under this Contract unless it is remitted by or drawn on an institution which carries on activities of the nature listed in regulation 3(1) of The Money Laundering Regulations 2007 (SI 2007/2157).

20.2	A payment made other than in accordance with the provisions of this clause may be rejected as payment not made in accordance with the terms of this Contract.

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21.	Rights of Third Parties

A person who is not a party to this Contract will not have any rights under or in connection with it by virtue of the Contracts (Rights of Third Parties) Act 1999;

22.	Governing Law and Jurisdiction

22.1	This Contract will be governed by and construed in accordance with the law of England and Wales.

22.2	Each party irrevocably agrees to submit to the exclusive jurisdiction of the courts of England and Wales over any claim or matter arising under or in connection with this Contract or the legal relationships established by this Contract.

22.3	Each party irrevocably consents to any process in any legal action or proceedings arising out of or in connection with this Contract being served on it in accordance with the provisions of this Contract relating to service of notices. Nothing contained in this Contract shall affect the right to serve process in any other manner permitted by law.

23.	Administration

The Seller is a company in administration acting by the Administrators who were appointed to be administrators of the Seller by an order of The High Court of Justice, Birmingham District Registry on 12 December 2012 in accordance with the Schedule B1 to the Insolvency Act 1986.

24.	Exclusion of Administrator’s Personal Liability and Warranties

24.1	The Administrators have entered into and signed this Contract as agents for or on behalf of the Seller and neither they, their firm, members, partners, employees, advisers, representatives or agents shall incur any personal liability whatever in respect of any of the obligations undertaken by the Seller or in respect of any failure on the part of the Seller to observe, perform or comply with any such obligations or under or in relation to any associated arrangements or negotiations or under any document or assurance made pursuant to this Contract. The Administrators are party to this Contract in their personal capacities only for the purpose of receiving the benefit of the exclusions, limitations, undertakings, covenants and indemnities in their favour contained in this Contract.

24.2	All representations (whether made innocently, negligently or otherwise but not fraudulently), warranties, conditions and stipulations, express or implied, statutory, customary or otherwise in respect of the Property or any of the rights, title and interest transferred or agreed to be transferred pursuant to this Contract are expressly excluded (including without limitation, warranties and conditions as to title, quiet possession, quality, fitness for the purpose and description).

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24.3	Unless otherwise required by law (and then only to that extent), the Seller and the Administrators and each of them shall not be liable for any loss or claim or damage of any kind whatsoever, consequential or otherwise arising out of or due or caused by any defect or deficiencies in any of the Property.

24.4	The Buyer agrees that the terms of this Contract and exclusion of the limitations contained in it are fair and reasonable having regard to the following:

	24.4.1	that this is a sale by an insolvent company in circumstances where it is usual that no representations and warranties can be given by or on behalf of the Seller and/or the Administrators;

	24.4.2	that the Buyer has relied solely upon the Buyer’s own opinion and/or professional advice concerning the Property, its quality, state, condition, description, fitness and/or suitability for any purpose, the possibility that it may have defects not apparent on inspection and examination and the use it intends or proposes to put it to;

	24.4.3	that the Buyer has agreed to purchase the Property “as seen” in its present state and condition for a consideration which takes into account the risk to the Buyer represented by the parties’ belief that the said exclusions and limitations are or would be recognised by the courts;

	24.4.4	that the Buyer, its servants, employees, agents, representatives and advisers have been given every opportunity it or they may wish to have to examine and inspect all or any of the Property and all relevant documents relating to it and to obtain information from the Seller and/or the Administrators relating to the Property.

SIGNED by the duly authorised representatives of the parties on the date at the head of this Contract.

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SCHEDULE 1

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SIGNED by LONGFORD ESTATES LIMITED	)

(in Administration) acting by [ ]	)

its administrator appointed on 12 December 2012 ))		Administrator

pursuant to powers conferred by the Insolvency	)

Act 1986 and on his own behalf as such	)

Administrator and on behalf of his Joint	)

Administrator [ ]	)

in the presence of:	)

Witness signature:

Name:

Address:

Occupation:

SIGNED by [ ]	)

for and on behalf of the Buyer:	)

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